UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2021

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
As previously disclosed, American Water Works Company, Inc. (the “Company”), the Company’s New York subsidiary, and Liberty Utilities (Eastern Water Holdings) Corp. (“Liberty”), an indirect, wholly owned subsidiary of Algonquin Power & Utilities Corp., are parties to a Stock Purchase Agreement, dated November 20, 2019 (the “Stock Purchase Agreement”), pursuant to which Liberty has agreed to purchase all of the capital stock of the Company’s New York subsidiary (the “Stock Purchase”). The Company’s New York subsidiary continues to work constructively with the New York State Department of Public Service (“NYSDPS”) and to take all actions necessary to facilitate the completion of the transactions contemplated by the Stock Purchase Agreement.
On November 3, 2021, a Joint Proposal was filed in the pending NYSDPS acquisition proceeding resolving all outstanding issues in dispute among the signatory parties, which include the Company’s New York subsidiary, Liberty, NYSDPS Staff, and the following intervenors: the Village of Sea Cliff, Massapequa Water District, North Shore Concerned Citizens and the Glen Head-Glenwood Landing Civic Council. On November 4, 2021, the Chief Administrative Law Judge affirmed a procedural schedule to facilitate a final decision that includes, in relevant part, filing of Statements in Support/Opposition and a one-day evidentiary hearing on the Joint Proposal to be held on November 16, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated:	November 4, 2021	By:	/s/ M. SUSAN HARDWICK
M. Susan Hardwick
Executive Vice President and Chief Financial Officer
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